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                                                                   Exhibit 10.13

                               AMENDMENT NO. 7 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT dated as of March 10, 2000 by and among Lodestar Energy, Inc., a Delaware corporation ("Borrower"), Lodestar Holdings, Inc., a Delaware corporation ("Guarantor"), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (individually, a "Lender" and collectively, the "Lenders"), Congress Financial Corporation, a Delaware corporation ("Congress"), in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, the "Agent") and The CIT Group/Business Credit, Inc., a New York corporation, in its capacity as co-agent for Lenders (in such capacity, the "Co-Agent").

                               W I T N E S S E T H

WHEREAS, Agent, Co-Agent, Lenders, Borrower and Guarantor have entered into financing arrangements pursuant to which Lenders, or Agent on behalf of Lenders, have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan and Security Agreement, dated May 15, 1998, by and among Agent, Co-Agent, Lenders, Borrower and Guarantor, as amended pursuant to Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated October 22, 1998, Amendment No. 2 to Amended and Restated Loan and Security Agreement, dated December 21, 1998, Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated January 13, 1999, Amendment No. 4 to Amended and Restated Loan and Security Agreement, dated April 30, 1999, Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated July 16, 1999, Amendment No. 6 to Amended and Restated Loan and Security Agreement, dated as of November 15, 1999 (and as further amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

WHEREAS, The Renco Group, Inc., a New York corporation ("Renco Group") is pledging certain cash collateral to Agent to secure the obligations of Borrower to Agent and Lenders pursuant to the Financing Agreements and will from time to time hereafter pledge further cash collateral to secure such obligations;

WHEREAS, Borrower and Renco Group have requested that Agent and Lenders make additional loans available to Borrower based on such cash collateral;

WHEREAS, subject to the terms and conditions contained herein, in the Loan Agreement and in the other Financing Agreements, Agent and Lenders are willing to make additional loans available to Borrower based on the amount of such cash collateral from time to time held by Agent in accordance with the terms of the Renco Group Cash Collateral Agreement (as defined below);

WHEREAS, in connection with such additional loans to be made available to Borrower, Borrower has requested that Agent and Lenders agree to certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

(a) "Amendment No. 7" shall mean this Amendment No. 7 to the Amended and Restated Loan and Security Agreement by and among Borrower, Guarantor, Agent, Co-Agent and Lenders.


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(b) "Renco Group Cash Collateral" shall mean, at any time and from time to time the cash collateral delivered in immediately available funds by Renco Group to and held by Agent to secure the Obligations pursuant to and in accordance with the terms of the Renco Group Cash Collateral Agreement.

(c) "Renco Group Cash Collateral Agreement" shall mean the Cash Collateral Pledge Agreement, dated of even date herewith, by Renco Group in favor of Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d) "Second Supplemental Loans" shall mean the loans hereafter made by Agent and Lenders to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2 of this Amendment No. 7.

(e) "Second Supplemental Loan Limit" shall mean, at any time, the amount equal to the amount of the Renco Group Cash Collateral then held by Agent (but in no event shall the amount of the Second Supplemental Loan Limit exceed $5,000,000).

(f) "Second Supplemental Loan Termination Date" shall mean the date that Agent is not holding any Renco Group Cash Collateral pursuant to and in accordance with the terms of the Renco Group Cash Collateral Agreement.

1.2      Amendment to Definitions.

(a) All references to the term "Loans" herein and in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Second Supplemental Loans.

(b) All references to the term "Obligations" herein and in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Second Supplemental Loans as defined herein.

1.3 Interpretation. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement.

2.  Second Supplemental Loans.

2.1 In addition to the Loans which may be made by Lenders to Borrower pursuant to Sections 3.1 and 3.2 of the Loan Agreement and the Supplemental Loans which may be made by Lenders to Borrower pursuant to Section 4.1 of Amendment No. 6, on or after the date hereof, upon the request of Borrower made at any time after the date hereof and prior to the Second Supplemental Loan Termination Date, and subject to and upon the terms and conditions contained herein and in the Loan Agreement and the other Financing Agreements, Lenders agree to make the Second Supplemental Loans to Borrower from time to time prior to the Second Supplemental Loan Termination Date in an amount requested by Borrower, up to the amount outstanding at any one time equal to the Second Supplemental Loan Limit as then in effect.

2.2 Except in Agent's discretion, Borrower shall not have any right to request, and Lenders shall not make, any Second Supplemental Loans in excess of the Second Supplemental Loan Limit or at any time on or after the Second Supplemental Loan Termination Date.

2.3 Upon each request for a Second Supplemental Loan, Borrower shall specify in writing to Agent how much of such Second Supplemental Loan shall be deemed a Loan for purposes of the Revolving Credit Facility and how much shall be deemed a Loan for purposes of the Letter of Credit Facility, provided, that, (a) in no event shall the aggregate amount of the Revolving Loans, plus the Tranche A Letter of Credit Accommodation, plus such Second Supplemental Loans, at any time outstanding exceed the Revolving Credit Facility Limit as then in effect and (b) in no event shall the aggregate amount of the Tranche B Letter of Credit Accommodations, plus the Supplemental Loans, plus such Second Supplemental Loans,


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at any time outstanding exceed the Letter of Credit Facility Limit as then in effect. In the event that Borrower does not specify which portion of the Second Supplemental Loan may be considered part of the Revolving Credit Facility and which part of the Letter of Credit Facility, Agent shall allocate such Second Supplemental Loan as it may determine.

2.4 Without limiting any other rights of Agent under the Loan Agreement or otherwise, Agent may, at its option, (a) treat the portion of the then outstanding Revolving Loans or Supplemental Loans (subject to allocation between them as Borrower may specify in accordance with the terms hereof and of the Loan Agreement and until Agent may receive such allocation from Borrower, then as Agent may determine) equal to the amount of the Second Supplemental Loan Limit as Second Supplemental Loans and (b) apply any payments received in respect of the Obligations first to the Obligations other than those arising pursuant to the Second Supplemental Loans. The Second Supplemental Loans shall be secured by all of the Collateral.

2.5 Notwithstanding anything to the contrary contained herein or in the Loan Agreement or the other Financing Agreements, (a) on each date when any reduction in the Second Supplemental Loan Limit becomes effective, Borrower agrees absolutely and unconditionally to automatically and without notice or demand to make a payment in respect of the Second Supplemental Loans in an amount equal to the excess, if any, of the aggregate unpaid principal amount of the Second Supplemental Loans over the Second Supplemental Loan Limit as so reduced, in immediately available funds and (b) unless sooner demanded by Agent in accordance with the terms of the Loan Agreement or the other Financing Agreements, Borrower further agrees that all outstanding and unpaid Obligations arising pursuant to the Second Supplemental Loans (including without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Agent and Lenders) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrower shall pay to Agent in immediately available funds all such Obligations on the Second Supplemental Loan Termination Date. Interest shall accrue and be due, until and including the next business day, if the amount paid by Borrower to the bank account designated by Agent for such purpose is received in such bank account later than 11:00 a.m., New York City time.

2.6 Borrower and Guarantor each acknowledge and agree that, notwithstanding anything to the contrary contained in the Loan Agreement or the Financing Agreements, the failure of Borrower to pay such Obligations arising pursuant to the Second Supplemental Loans on the effective date of any reduction in the Second Supplemental Loan Limit to the extent set forth in Section 2.5(a) above or all of such Obligations arising pursuant to the Second Supplemental Loans on or before the Second Supplemental Loan Termination Date, shall constitute an Event of Default. Without limiting any other rights of Agent with respect to the establishment of reserves or otherwise, Borrower acknowledges that Agent may from time to time, at its option, establish reserves in the amount equal to the then accrued and unpaid interest in respect of the Second Supplemental Loans.

3. Renco Group Cash Collateral Fee. Notwithstanding anything to the contrary contained in the Loan Agreement, Agent and Lenders consent to the payment by Borrower to Renco Group of a monthly fee equal to the amount of the credit by Agent to the loan account of Borrower maintained by Agent in respect of the Renco Group Cash Collateral then held by Agent pursuant to the terms of the Renco Group Cash Collateral Agreement.

4. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lenders and Agent pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders and Agent as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery of Amendment No. 7 and shall be incorporated into and made a part of the Financing Agreements):

4.1 No Default. No Event of Default exists on the date hereof (after giving effect to the waiver provided for herein).

4.2 Corporate Power and Authority. This Amendment No. 7 has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms.


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5. Conditions Precedent. The effectiveness of the other terms and conditions contained herein shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

5.1 the Amendment No. 1 to Subordinated Loan Letter, duly authorized, executed and delivered by Borrower, Guarantor and Renco Group;

5.2 the Renco Group Cash Collateral Agreement by Renco Group in favor of Agent and Lenders, duly authorized, executed and delivered by Renco Group;

5.3 not less than $1,000,000 of Renco Group Cash Collateral in accordance with the terms of the Renco Group Cash Collateral Agreement;

5.4 all consents of participants and Lenders required for the amendments provided for herein;

5.5 evidence that all corporate proceedings with respect to the Cash Collateral Pledge Agreement and the Amendment No. 1 to Subordinated Loan Letter have been taken by Renco Group and such agreements are duly authorized, executed and delivered by Renco Group, including an opinion letter from counsel to Renco Group; and

5.6 this Amendment No. 7, duly authorized, executed and delivered by Borrower and Guarantor.

6. Waiver of Event of Default

6.1 Subject to the terms and conditions contained herein, Agent and Lenders hereby waive any Event of Default arising under the Loan Agreement as a result of the failure of Borrowers to maintain the EBITDA in the amounts required under
Section 7.25 thereof for the period through February 29, 2000.

6.2 Agent and Lenders have not waived and are not by this Amendment waiving, and have no present intention of waiving, any other Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Events of Default described above or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise, including any Event of Default pursuant to the failure of Borrower to comply with Section 7.25 of the Loan Agreement at any time after February 29, 2000.

7. Fee. In consideration of the amendments provided for in this Amendment No. 7, Borrower shall on the date hereof, pay to Agent, for the ratable benefit of Lenders, and Agent may at its option charge to the account of Borrower maintained by Agent, a fee in the amount of $30,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

8. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein, shall in each case constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

9. Effect of this Amendment. Except as modified pursuant hereto or as contemplated herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. The Loan Agreement and this Amendment No. 7 shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment No. 7 and the other Financing Agreements, the terms of this Amendment No. 7 shall control. Nothing contained herein shall be construed as a waiver of any existing Event of Default.


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10. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be reasonably necessary to effectuate the provisions and purposes of this Amendment No. 7.

11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

12. Binding Effect. This Amendment No. 7 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13. Counterparts. This Amendment No. 7 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 7, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed and delivered by their authorized officers as of the date and year first above written. Very truly yours,

LODESTAR ENERGY, INC.

By: \s\Roger Fay
   -------------
Title:  Vice President
      ----------------

LODESTAR HOLDINGS, INC.

By:  \s\Roger Fay
   --------------
Title: Vice President
      ---------------

AGENT:

CONGRESS FINANCIAL CORPORATION,
  for itself and as Agent

By: \s\Robert Strack
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Title:  First Vice President
      ----------------------

CO-AGENT:

THE CIT GROUP/BUSINESS CREDIT, INC.,
  for itself and as Co-Agent

By:  \s\ Christopher Hill
   ----------------------
Title:  Vice President
      ----------------

ACKNOWLEDGED:

THE RENCO GROUP, INC.


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By:  \s\ Roger Fay
   ---------------
Title:  Vice President
      ----------------


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